COWEN ANNOUNCES RECORD FINANCIAL RESULTS FOR FULL YEAR 2021

•Reports 4Q21 GAAP Net Income to common stockholders of $63.3 million, or $2.02 per diluted share
•Economic Operating Income of $86.7 million, or $2.77 per diluted share (Non-GAAP)
•Record year for Revenues, GAAP net income and after-tax Economic Operating Income
•Raised quarterly cash dividend to $0.12 per share, record FY21 share repurchases of $159.8 million
•Earnings call today at 9am ET. Dial-in: 855-760-0961 or 631-485-4850 Passcode: 6494378

NEW YORK - February 16, 2022 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the fourth quarter and full year 2021.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "The strong fourth quarter results capped off our second consecutive record year of revenues and after-tax earnings, demonstrating the sustainability of our business. We are confident that the investments and strategic decisions we have made over the past few years will enable us to outperform for our clients and deliver for our shareholders in 2022 and beyond."
Fourth Quarter 2021 Financial Summary

	Operating Results (GAAP)			Economic Operating Income (Non-GAAP)
	Three Months Ended December 31,			Three Months Ended December 31,
($ in millions, except per share information)	2021	2020	Δ %	2021	2020	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$494.3	$591.7	(16)%	$454.0	$512.7	(11)%
Net income (loss) attributable to common stockholders/Economic Operating Income (Non-GAAP)	$63.3	$90.5	(30)%	$86.7	$138.7	(37)%
Earnings (loss) per common share (diluted)	$2.02	$2.98	(32)%	$2.77	$4.58	(40)%

Note: Throughout this press release the Company presents non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures." 4Q21 Economic Operating Income (Loss) is calculated net of associated taxes. The Company utilized all available federal net operating losses not subject to limitation during 2020.

Fourth Quarter and Full Year 2021 Operating Financial Highlights

•Record Investment Banking performance:
–Record year for overall revenues, capital markets advisory and M&A revenues
–Broad strength: capital markets advisory revenues +126% y/y, M&A +95%, non-healthcare +138%
–Completed acquisition of Portico Capital Advisors in 4Q21, broadening M&A advisory capabilities

•Record Markets revenues driven by share gains:
–Brokerage Economic Proceeds of $2.91 million/trading day in FY'21, up 12% year-over-year, outperforming US equity volume growth of 4% year-over-year
–Strong growth in cash trading, non-US execution, securities finance, prime services and cross-asset trading

•Growth in Assets Under Management
–As of December 31, 2021, the Company had assets under management of $15.8 billion, an increase of $1.0 billion from September 30, 2021 and up $3.3 billion from December 31, 2020, respectively
–Management fees economic proceeds were $80.5 million in FY'21, up 36% year-over-year and the highest annual level since 2008

•Invested Capital:
–As of December 31, 2021, the Company had invested capital in Op Co totaling $734.8 million, up from $677.7 million as of September 30, 2021
–As of December 31, 2021, the Company had invested capital in Asset Co totaling $121.2 million, up from $120.2 million as of September 30, 2021
–The largest Asset Co investments are the investment in Italian wireless broadband provider Linkem S.p.A ($78.7 million excluding carried interest) and private equity funds Formation8/Eclipse ($32.8 million)
Capital Optimization Update
During 2021, the Company repurchased a record $159.8 million of its common stock, or 4,371,291 shares, at an average price of $36.56 per share under the Company's existing share repurchase program. Outside the share repurchase program, during 2021, the Company acquired approximately $40.4 million of stock as a result of net share settlements relating to the vesting of equity awards, or 1,055,620 shares, at an average price of $38.26 per share. As of February 15, 2022, approximately $43.5 million was available for purchase under the share repurchase program.
Quarterly Cash Dividend
The Company increased the quarterly cash dividend payable on its common stock from $0.10 to $0.12 per common share. On February 15, 2022, the Board of Directors declared a cash dividend of $0.12 per common share. The dividend will be payable on March 15, 2022, to stockholders of record on March 1, 2022.
Select Balance Sheet Data

(Amounts in millions, except per share information)
	December 31, 2021	December 31, 2020
Cowen Inc. stockholders' equity	$1,015.9	$969.5
Common equity (CE)	$1,015.9	$868.2
Tangible common equity (TCE)	$737.7	$696.7

Book value per share (CE/CSO)	$36.57	$32.34
Tangible book value per share (TCE/CSO)	$26.56	$25.95

Common shares outstanding (CSO)	27.8	26.8

Note: Common Equity (CE) is calculated as Cowen Inc, stockholders’ equity less our preferred stock issuance.
Tangible common equity (TCE) is calculated as common equity (CE) less goodwill and net intangible assets.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Revenue
Investment banking	$263,815	$266,135	$1,067,162	$769,486
Brokerage	140,994	132,971	585,162	524,361
Investment income (loss)
Securities principal transactions, net	10,282	48,570	122,110	124,667
Portfolio fund principal transactions, net	(2,062)	11,593	338	20,434
Carried interest allocations	4,291	37,051	5,059	59,250
Total investment income (loss)	12,511	97,214	127,507	204,351
Management fees	16,216	12,304	72,287	47,515
Incentive income	299	465	2,732	592
Interest and dividends	51,753	59,912	219,292	187,459
Insurance and reinsurance premiums	8,435	11,204	39,631	30,147
Other revenues, net	2,599	5,245	5,211	10,503
Consolidated Funds revenues	(2,342)	6,273	(6,185)	(18,488)
Total revenue	494,280	591,723	2,112,799	1,755,926
Interest and dividends expense	47,638	61,875	211,387	187,725
Total net revenue	446,642	529,848	1,901,412	1,568,201
Expenses
Employee compensation and benefits	237,303	277,394	1,046,371	860,531
Insurance and reinsurance claims, commissions and amortization of deferred acquisition costs	9,095	12,189	33,938	33,905
Operating, general, administrative and other expenses	121,540	104,890	430,250	369,840
Depreciation and amortization expense	5,289	5,353	19,004	22,677
Consolidated Funds expenses	111	616	630	5,409
Total expenses	373,338	400,442	1,530,193	1,292,362
Other income (loss)
Net (losses) gains on other investments	11,853	8,370	35,494	18,879
Bargain purchase gain, net of tax	—	—	3,855	—
Gain/(loss) on debt extinguishment	—	2,719	(4,538)	2,719
Total other income (loss)	11,853	11,089	34,811	21,598
Income (loss) before income taxes	85,157	140,495	406,030	297,437
Income tax expense/(benefit)	25,175	37,784	102,039	90,373
Net income (loss)	59,982	102,711	303,991	207,064
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	(4,999)	10,544	8,380	(9,299)
Net income (loss) attributable to Cowen Inc.	64,981	92,167	295,611	216,363
Less: Preferred stock dividends	1,698	1,698	6,792	6,792
Net income (loss) attributable to Cowen Inc. common stockholders	$63,283	$90,469	$288,819	$209,571

Earnings (loss) per share:
Basic	$2.28	$3.36	$10.42	$7.54
Diluted	$2.02	$2.98	$8.85	$7.10

Weighted average shares used in per share data:
Basic	27,731	26,934	27,721	27,790
Diluted	31,355	30,316	32,628	29,519

U.S. GAAP Financial Measures
During the first quarter of 2021, the Company changed the presentation of certain income streams on its U.S. GAAP preliminary Unaudited Condensed Consolidated Statements of Operations by moving the income streams from Other income - net gains (losses) on securities, derivatives and other investments to Revenues. Additionally, the Company moved proprietary trading gains and losses generated by the Company’s broker dealer entities from Brokerage revenue to Investment income (loss) – securities principal transactions, net. The Company believes that these presentation changes provide a better representation of the Company’s operating results as it is used by management to monitor the Company’s financial performance and is consistent with industry practice. The changes in presentation have no impact on net income and prior period amounts have been recast to reflect such changes in presentation.
Fourth quarter 2021 revenue was $494.3 million versus $591.7 million in the fourth quarter of 2020. Full-year 2021 revenue was $2.1 billion, up from $1.8 billion in full-year 2020. The year-over-year increase was due primarily to increased investment banking and brokerage activity partially offset by reduced investment income.
Fourth quarter 2021 investment banking revenues decreased $2.3 million to $263.8 million. Full-year 2021 investment banking revenues increased $297.7 million to $1.07 billion. During full-year 2021 the Company completed 190 underwriting transactions, 159 strategic advisory transactions and 20 debt capital markets transactions.
Fourth quarter 2021 brokerage revenues increased $8.0 million to $141.0 million. Full-year 2021 brokerage revenues increased $60.8 million to $585.2 million. The increase was attributable to an increase in cash trading, non-dollar commission revenue, prime services revenue and securities finance activities.
Fourth quarter 2021 investment income decreased $84.7 million to $12.5 million. Full-year 2021 investment income decreased from $204.4 million to $127.5 million. The year-over-year decrease was primarily due to decreases in portfolio fund investment income, including decreases the value in our merchant banking investments, and lower carried interest allocations..
Fourth quarter 2021 employee compensation and benefits expenses were $237.3 million, a decrease of $40.1 million from the prior-year period. Full-year compensation and benefits expenses increased $185.8 million to $1.05 billion. The full-year increase is primarily due to $356.9 million higher total revenues, resulting in a higher compensation and benefits accrual.
Fourth quarter 2021 total expenses totaled $373.3 million, a decrease of $27.1 million from the prior-year period. Full-year 2021 expenses rose to $1.53 billion from $1.29 billion, primarily due to higher compensation expenses associated with higher revenues as well as higher operating, general and administrating and other expenses, including an increase in marketing and business development expenses.
Fourth quarter 2021 income tax expense was $25.2 million compared to $37.8 million income tax expense in the prior-year quarter. Full-year 2021 income tax expense increased $11.7 million to $102.0 million, primarily due to the increase in the Company’s income before income taxes for the respective periods.
Fourth quarter 2021 net income attributable to common stockholders was $63.3 million compared to $90.5 million in the fourth quarter of 2020. Full-year 2021 net income rose from $209.6 million to $288.8 million. The year-over-year increase was primarily due to higher investment banking and brokerage revenues.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with US GAAP. These non-GAAP financial measures include (i) Pre-tax Economic Income (Loss) (ii) Economic Income (Loss), (iii) Economic Operating Income (Loss), (iv) Economic Proceeds and related components, (v) Net Economic Proceeds and related components, (vi) Economic Expenses and related components and (vii) related per share measures. The Company believes that these non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary non-GAAP financial measures of profit or loss are Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss). Pre-tax Economic Income (Loss) is a pre-tax measure which (i) includes management reclassifications which the Company believes provides additional insight on the performance of the Company’s core businesses and divisions; (ii) eliminates the impact of consolidation for Consolidated Funds; and excludes (iii) goodwill and intangible impairment, (iv) certain other transaction-related adjustments and/or reorganization expenses, as well as (v) certain costs associated with debt. Economic Income (Loss) is a similar measure, but after tax, which includes the Company’s income tax expense or benefit calculated on Pre-tax Economic Income (Loss) once all currently available net operating losses have been utilized (this occurred during tax year 2020) and is presented after preferred stock dividends. Economic Operating Income (Loss) is a similar measure to Economic Income (Loss), but before depreciation and amortization expenses. The Company believes that these non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results. The Company presents Pre-tax Economic Income (Loss) in addition to Economic Income (Loss) and Economic Operating Income (Loss) to provide insight to investors and analysts on how the Company manages its tax position over time.
In addition to Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies. Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, income (loss) before income taxes, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at these Non-GAAP measures described below, these Non-GAAP measures have limitations in that they do not take into account certain items included or excluded under US GAAP, including its consolidated funds.

Fourth Quarter and Full Year Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended						Twelve Months Ended
	December 31, 2021			December 31, 2020			December 31, 2021			December 31, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$255,155	$—	$255,155	$254,402	$—	$254,402	$1,025,688	$—	$1,025,688	$729,180	$—	$729,180
Brokerage	170,347	—	170,347	185,824	—	185,824	728,525	—	728,525	652,647	—	652,647
Management fees	19,807	289	20,096	16,430	312	16,742	79,255	1,200	80,455	58,154	946	59,100
Incentive income	13,508	(6)	13,502	42,606	1,769	44,375	34,579	(1,153)	33,426	83,435	1,927	85,362
Investment income (loss)	(8,553)	2,650	(5,903)	5,220	5,108	10,328	8,542	6,014	14,556	37,786	(8,564)	29,222
Other economic proceeds	792	(1)	791	1,073	1	1,074	7,942	(2)	7,940	775	5	780
Total: Economic Proceeds	451,056	2,932	453,988	505,555	7,190	512,745	1,884,531	6,059	1,890,590	1,561,977	(5,686)	1,556,291
Economic Interest Expense	4,879	698	5,577	6,048	1,109	7,157	23,914	3,779	27,693	24,519	5,123	29,642
Net Economic Proceeds	$446,177	$2,234	$448,411	$499,507	$6,081	$505,588	$1,860,617	$2,280	$1,862,897	$1,537,458	$(10,809)	$1,526,649

Economic Proceeds were $454.0 million versus $512.7 million in the fourth quarter of 2020, a decrease of 11%. Full-year 2021 economic proceeds rose 21%.

Investment Banking Economic Proceeds were $255.2 million, up 0.3% versus the prior-year period. Full-year 2021 banking proceeds rose 41%. The increase was due to higher capital markets advisory and M&A revenues.

Brokerage Economic Proceeds of $170.3 million were 8% lower versus the prior-year period, due in part to management’s decision in 2020 to significantly reduce certain client clearing activities in order to reduce capital usage. Full-year 2021 brokerage proceeds rose 12%. The increase was driven by growth in cash trading, non-US execution, securities finance, prime services and cross-asset trading.

Management Fees Economic Proceeds rose 20% year-over-year to $20.1 million in the fourth quarter. Full-year 2021 management fees rose 36%, driven primarily by higher AUM in the sustainability, activist and healthcare strategies.

Incentive Income Economic Proceeds were $13.5 million in the fourth quarter of 2021, down from $44.4 million in the prior-year period. Full-year 2021 incentive income was $33.4 million, a decrease of 61%. The decline was primarily due to a decrease in performance fees in our healthcare investments strategy.

Investment Income Economic Proceeds were a loss of $5.9 million, versus proceeds of $10.3 million in the prior-year period. Full-year investment income proceeds were $14.6 million, a decrease of 50%. The decrease is due primarily to a decrease in value of investments in the healthcare strategy and the merchant banking portfolio.

Fourth Quarter and Full Year Non-GAAP Financial Review (continued)

Economic Expenses

	Three Months Ended						Twelve Months Ended
	December 31, 2021			December 31, 2020			December 31, 2021			December 31, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$246,170	$(7,266)	$238,904	$278,273	$1,674	$279,947	$1,046,730	$3,871	$1,050,601	$860,753	$3,767	$864,520
Non-Compensation Expenses	93,994	174	94,168	83,976	(46)	83,930	359,577	187	359,764	312,173	350	312,523
Depreciation & Amortization	5,282	7	5,289	5,900	5	5,905	18,982	22	19,004	22,655	22	22,677
Non-Controlling Interest	1,142	—	1,142	1,308	—	1,308	5,314	—	5,314	6,892	—	6,892
Total: Economic Expenses	$346,588	$(7,085)	$339,503	$369,457	$1,633	$371,090	$1,430,603	$4,080	$1,434,683	$1,202,473	$4,139	$1,206,612

Economic Compensation Expenses were $238.9 million compared to $279.9 million in the fourth quarter of 2020. The fourth quarter 2021 economic compensation-to-proceeds ratio was 52.6%, down from 56.5% in 3Q21 and down from 54.6% in 4Q'20. Full-year 2021 compensation-to-proceeds ratio was 55.6%, unchanged from full-year 2020 and below the annual guidance range of 56% to 57%.

Economic Fixed Non-Compensation Expenses Fourth quarter 2021 fixed non-compensation expenses were up $4.9 million from the prior-year period at $43.9 million. Full-year fixed non-compensation expenses increased $18.2 million to $160.2 million. The year-over-year increase is primarily related to an increase in professional and advisory fees and communication costs.

Economic Variable Non-Compensation Expenses were $50.3 million, up from $45.0 million in the fourth quarter of 2020. Full-year 2021 variable non-compensation expenses increased $29.0 million to $199.5 million. The increase is related to increased brokerage and trade execution costs and increased variable professional and advisory fees, including employment agency fees and legal fees directly related to revenues.The fixed non-compensation-to-economic-proceeds ratio declined from 9.1% in FY'20 to 8.5%% in FY'21 and the variable non-compensation-to-proceeds ratio declined from 11.0% in FY'20 to 10.6% in FY'21.

Economic Depreciation and Amortization Expenses were $5.3 million compared to $5.9 million in the fourth quarter of 2020. Full year 2021 depreciation and amortization decreased from $22.7 million to $19.0 million. The year-over-year decrease is due to certain intangibles which were fully amortized in the first quarter of 2021.

Fourth Quarter and Full Year Non-GAAP Financial Review (continued)
Economic Income and Economic Operating Income

	Three Months Ended						Twelve Months Ended
	December 31, 2021			December 31, 2020			December 31, 2021			December 31, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Pre-tax Economic Income (Loss)	$99,589	$9,319	$108,908	$130,050	$4,448	$134,498	$430,014	$(1,800)	$428,214	$334,985	$(14,948)	$320,037
Economic income tax expense *	22,090	2,489	24,579	—	—	—	109,654	(460)	109,194	—	—	—
Preferred stock dividends	1,477	221	1,698	1,443	255	1,698	5,841	951	6,792	5,604	1,188	6,792
Economic Income (Loss) *	$76,022	$6,609	$82,631	$128,607	$4,193	$132,800	314,519	(2,291)	312,228	329,381	(16,136)	313,245
Add back: Depreciation and amortization expense, net of taxes	4,072	5	4,077	5,900	5	5,905	14,142	16	14,158	22,655	22	22,677
Economic Operating Income (Loss)	$80,094	$6,614	$86,708	$134,507	$4,198	$138,705	$328,661	$(2,275)	$326,386	$352,036	$(16,114)	$335,922

Economic Income per common share	$2.42	$0.21	$2.64	$4.24	$0.14	$4.38	$9.64	$(0.07)	$9.57	$11.16	$(0.55)	$10.61
Economic Operating Income per common share	$2.55	$0.21	$2.77	$4.44	$0.14	$4.58	$10.07	$(0.07)	$10.00	$11.93	$(0.55)	$11.39

* Economic Income (Loss) is presented net of associated taxes starting in the first quarter of 2021. The Company has utilized all available federal net operating losses not subject to limitation during 2020.

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures

The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three and twelve months ended December 31, 2021 and 2020:

For the three months ended December 31, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$263,815	$140,994	$12,511	$16,216	$299	$51,753	$8,435	$2,599	$(2,342)	$11,853	$506,133
Management Presentation Reclassifications:
Underwriting expenses	a	(4,703)	—	—	—	—	—	—	—	—	—	(4,703)
Reimbursable client expenses	b	(3,957)	—	—	—	—	—	—	(234)	—	—	(4,191)
Securities financing interest expense	c	—	(1,126)	—	—	—	(32,855)	—	—	—	—	(33,981)
Fund start-up costs, distribution and other fees	d	—	—	—	(341)	—	—	—	(719)	—	—	(1,060)
Certain equity method investments	e	—	—	—	4,168	9,212	—	—	—	—	(10,962)	2,418
Carried interest	f	—	—	(4,291)	—	4,396	—	—	—	—	—	105
Proprietary trading, interest and dividends	g	—	9,371	(13,028)	—	(285)	(7,217)	—	(195)	—	12,767	1,413
Insurance related activities expenses	h	—	—	—	—	—	—	(8,435)	(660)	—	—	(9,095)
Facilitation trading gains and losses	i	—	21,108	20	—	—	(11,681)	—	—	—	(13,658)	(4,211)
Total Management Presentation Reclassifications:		(8,660)	29,353	(17,299)	3,827	13,323	(51,753)	(8,435)	(1,808)	—	(11,853)	(53,305)
Fund Consolidated Reclassifications	l	—	—	(1,115)	53	(120)	—	—	—	2,342	—	1,160
Total Economic Proceeds		$255,155	$170,347	$(5,903)	$20,096	$13,502	$—	$—	$791	$—	$—	$453,988

For the three months ended December 31, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$266,135	$132,971	$97,214	$12,304	$465	$59,912	$11,204	$5,245	$6,273	$11,089	$602,812
Management Presentation Reclassifications:
Underwriting expenses	a	(6,041)	—	—	—	—	—	—	—	—	—	(6,041)
Reimbursable client expenses	b	(5,692)	—	—	—	—	—	—	(271)	—	—	(5,963)
Securities financing interest expense	c	—	959	—	—	—	(46,912)	—	—	—	—	(45,953)
Fund start-up costs, distribution and other fees	d	—	(293)	—	(540)	—	—	—	(1,773)	—	—	(2,606)
Certain equity method investments	e	—	—	—	3,439	6,879	—	—	—	—	(7,362)	2,956
Carried interest	f	—	—	(38,450)	—	37,983	—	—	—	—	—	(467)
Proprietary trading, interest and dividends	g	—	26,317	(32,480)	—	(952)	(4,786)	—	(1,124)	—	(1,008)	(14,033)
Insurance related activities expenses	h	—	—	—	—	—	—	(11,204)	(985)	—	—	(12,189)
Facilitation trading gains and losses	i	—	25,870	(19,616)	—	—	(8,214)	—	—	—	—	(1,960)
Total Management Presentation Reclassifications:		(11,733)	52,853	(90,546)	2,899	43,910	(59,912)	(11,204)	(4,153)	—	(8,370)	(86,256)
Fund Consolidated Reclassifications	l	—	—	3,660	1,539	—	—	—	(18)	(6,273)	—	(1,092)
Income Statement Adjustments:
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	(2,719)	(2,719)
Total Economic Proceeds		$254,402	$185,824	$10,328	$16,742	$44,375	$—	$—	$1,074	$—	$—	$512,745

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the twelve months ended December 31, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$1,067,162	$585,162	$127,507	$72,287	$2,732	$219,292	$39,631	$5,211	$(6,185)	$34,811	$2,147,610
Management Presentation Reclassifications:
Underwriting expenses	a	(24,978)	—	—	—	—	—	—	—	—	—	(24,978)
Reimbursable client expenses	b	(16,496)	—	—	—	—	—	—	(1,206)	—	—	(17,702)
Securities financing interest expense	c	—	8,006	—	—	—	(153,928)	—	—	—	—	(145,922)
Fund start-up costs, distribution and other fees	d	—	(361)	—	(9,190)	—	—	—	(2,633)	—	—	(12,184)
Certain equity method investments	e	—	—	—	15,142	25,802	—	—	—	—	(32,261)	8,683
Carried interest	f	—	—	(5,059)	—	5,486	—	—	—	—	—	427
Proprietary trading gains and losses	g	—	44,241	(92,900)	—	(494)	(19,233)	—	875	—	46,918	(20,593)
Insurance related activities expenses	h	—	—	—	—	—	—	(39,631)	5,693	—	—	(33,938)
Facilitation trading gains and losses	i	—	91,477	(11,034)	—	—	(46,131)	—	—	—	(50,151)	(15,839)
Total Management Presentation Reclassifications:		(41,474)	143,363	(108,993)	5,952	30,794	(219,292)	(39,631)	2,729	—	(35,494)	(262,046)
Fund Consolidated Reclassifications	l	—	—	(3,958)	2,216	(100)	—	—	—	6,185	—	4,343
Income Statement Adjustments
Bargain purchase gain	n	—	—	—	—	—	—	—	—	—	(3,855)	(3,855)
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	4,538	4,538
Total Income Statement Adjustments:		—	—	—	—	—	—	—	—	—	683	$683
Total Economic Proceeds		$1,025,688	$728,525	$14,556	$80,455	$33,426	$—	$—	$7,940	$—	$—	$1,890,590

For the twelve months ended December 31, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$769,486	$524,361	$204,351	$47,515	$592	$187,459	$30,147	$10,503	$(18,488)	$21,598	$1,777,524
Management Presentation Reclassifications:
Underwriting expenses	a	(22,565)	—	—	—	—	—	—	—	—	—	(22,565)
Reimbursable client expenses	b	(17,741)	—	—	—	—	—	—	(1,099)	—	—	(18,840)
Securities financing interest expense	c	—	14,499	—	—	—	(142,997)	—	—	—	—	(128,498)
Fund start-up costs, distribution and other fees	d	—	(293)	—	(3,970)	—	—	—	(2,529)	—	—	(6,792)
Certain equity method investments	e	—	—	—	12,540	24,121	—	—	—	—	(28,347)	8,314
Carried interest	f	—	—	(61,367)	—	60,649	—	—	—	—	—	(718)
Proprietary trading gains and losses	g	—	79,955	(102,381)	—	—	(17,443)	—	(2,346)	—	9,468	(32,747)
Insurance related activities expenses	h	—	—	—	—	—	—	(30,147)	(3,759)	—	—	(33,906)
Facilitation trading gains and losses	i	—	34,125	(13,342)	—	—	(27,019)	—	—	—	—	(6,236)
Total Management Presentation Reclassifications:		(40,306)	128,286	(177,090)	8,570	84,770	(187,459)	(30,147)	(9,733)	—	(18,879)	(241,988)
Fund Consolidated Reclassifications	l	—	—	1,961	3,015	—	—	—	10	18,488	—	23,474
Income Statement Adjustments
Debt extinguishment		—	—	—	—	—	—	—	—	—	(2,719)	(2,719)
Total Economic Proceeds		$729,180	$652,647	$29,222	$59,100	$85,362	$—	$—	$780	$—	$—	$1,556,291

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three and twelve months ended December 31, 2021 and 2020:

		Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollar amounts in thousands)		2021	2020	2021	2020
Total US GAAP Interest & Dividend Expense		$47,638	$61,875	$211,387	$187,725
Management Presentation Reclassifications:
Securities financing interest expense	c	(33,981)	(45,953)	(145,922)	(128,498)
Fund start-up costs, distribution and other fees	d	—	—	(2,257)	—
Proprietary trading gains and losses	g	(3,837)	(5,700)	(12,515)	(18,850)
Facilitation trading gains and losses	i	(4,211)	(1,960)	(15,839)	(6,236)
Total Management Presentation Reclassifications:		(42,029)	(53,613)	(176,533)	(153,584)
Income Statement Adjustments:
Accelerated debt costs	p	—	—	(5,557)	—
Amortization of discount/(premium) on debt	m	(32)	(1,105)	(1,604)	(4,499)
Total Income Statement Adjustments:		(32)	(1,105)	(7,161)	(4,499)
Total Economic Interest Expense		$5,577	$7,157	$27,693	$29,642

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)
The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three and twelve months ended December 31, 2021 and 2020:

		Three Months Ended December 31, 2021				Three Months Ended December 31, 2020
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$237,303	$136,035	$(4,999)	$368,339	$277,394	$123,048	$10,544	$410,986
Management Presentation Reclassifications:					—
Underwriting expenses	a	—	(4,703)	—	(4,703)	—	(6,041)	—	(6,041)
Reimbursable client expenses	b	—	(4,191)	—	(4,191)	—	(5,963)	—	(5,963)
Fund start-up costs, distribution and other fees	d	—	(1,060)	—	(1,060)	—	(2,606)	—	(2,606)
Certain equity method investments	e	—	2,418	—	2,418	—	2,956	—	2,956
Carried interest	f	—	105	—	105	—	(467)	—	(467)
Proprietary trading gains and losses	g	—	1,522	3,728	5,250	—	1,735	(10,068)	(8,333)
Insurance related activities expenses	h	—	(9,095)	—	(9,095)	—	(12,189)	—	(12,189)
Associated partner/banker compensation	j	1,949	(1,949)	—	—	2,908	(2,908)	—	—
Management company non-Controlling interest	k	(348)	(794)	1,142	—	(355)	(953)	1,308	—
Total Management Presentation Reclassifications:		1,601	(17,747)	4,870	(11,276)	2,553	(26,436)	(8,760)	(32,643)
Fund Consolidated Reclassifications	l	—	(111)	1,271	1,160	—	(616)	(476)	(1,092)
Income Statement Adjustments:
Acquisition related adjustments	n	—	(5,271)	—	(5,271)	—	(571)	—	(571)
Contingent liability adjustments	n	—	(12,440)	—	(12,440)	—	(3,711)	—	(3,711)
Goodwill and/or other impairment	r	—	(1,009)	—	(1,009)	—	(1,879)	—	(1,879)
Total Income Statement Adjustments:		—	(18,720)	—	(18,720)	—	(6,161)	—	(6,161)
Total Economic Expenses		$238,904	$99,457	$1,142	$339,503	$279,947	$89,835	$1,308	$371,090

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

		Twelve Months Ended December 31, 2021				Twelve Months Ended December 31, 2020
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$1,046,371	$483,822	$8,380	$1,538,573	$860,531	$431,831	$(9,299)	$1,283,063
Management Presentation Reclassifications:
Underwriting expenses	a	—	(24,978)	—	(24,978)	—	(22,565)	—	(22,565)
Reimbursable client expenses	b	—	(17,702)	—	(17,702)	—	(18,840)	—	(18,840)
Fund start-up costs, distribution and other fees	d	—	(9,927)	—	(9,927)	—	(6,792)	—	(6,792)
Certain equity method investments	e	—	8,683	—	8,683	—	8,314	—	8,314
Carried interest	f	—	427	—	427	—	(718)	—	(718)
Proprietary trading gains and losses	g	—	5,275	(13,353)	(8,078)	—	5,687	(19,584)	(13,897)
Insurance related activities expenses	h	—	(33,938)	—	(33,938)	—	(33,906)	—	(33,906)
Associated partner/banker compensation	j	5,621	(5,621)	—	—	5,377	(5,377)	—	—
Management company non-Controlling interest	k	(1,391)	(3,923)	5,314	—	(1,388)	(5,504)	6,892	—
Total Management Presentation Reclassifications:		4,230	(81,704)	(8,039)	(85,513)	3,989	(79,701)	(12,692)	(88,404)
Fund Consolidated Reclassifications	l	—	(630)	4,973	4,343	—	(5,409)	28,883	23,474
Income Statement Adjustments:
Acquisition related amounts	n	—	(6,593)	—	(6,593)	—	(606)	—	(606)
Contingent liability adjustments	n	—	(15,118)	—	(15,118)	—	(8,492)	—	(8,492)
Goodwill and/or other impairment	r	—	(1,009)	—	(1,009)	—	(2,423)	—	(2,423)
Total Income Statement Adjustments:		—	(22,720)	—	(22,720)	—	(11,521)	—	(11,521)
Total Economic Expenses		$1,050,601	$378,768	$5,314	$1,434,683	$864,520	$335,200	$6,892	$1,206,612

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Pre-tax Economic Income (Loss), Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollar amounts in thousands)		2021	2020	2021	2020

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$63,283	$90,469	$288,819	$209,571
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	25,175	37,784	102,039	90,373
Amortization of discount (premium) on debt	m	32	1,105	1,604	4,499
Goodwill and/or other impairment	r	1,009	1,879	1,009	2,423
Debt extinguishment gain (loss) and/or accelerated debt costs	p	—	(2,719)	10,095	(2,719)
Bargain purchase gain	n	—	—	(3,855)	—
Contingent liability adjustments	n	12,440	3,711	15,118	8,492
Acquisition related amounts	n	5,271	571	6,593	606
Preferred stock dividends	q	1,698	1,698	6,792	6,792
Pre-tax Economic Income (Loss)		108,908	134,498	428,214	320,037
Economic income tax expense		(24,579)	—	(109,194)	—
Preferred stock dividends		(1,698)	(1,698)	(6,792)	(6,792)
Economic Income (Loss)		82,631	132,800	312,228	313,245
Add back: Depreciation and amortization expense, net of taxes		4,077	5,905	14,158	22,677
Economic Operating Income (Loss)		$86,708	$138,705	$326,386	$335,922
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Pre-tax Economic Income (loss) Per Common Share (Diluted), Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars per share)		2021	2020	2021	2020

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$2.02	$2.98	$8.85	$7.10
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	0.80	1.25	3.13	3.06
Amortization of discount (premium) on debt	m	—	0.04	0.05	0.15
Goodwill and/or other impairment	r	0.03	0.06	0.03	0.08
Debt extinguishment gain (loss) and accelerated debt costs	p	—	(0.09)	0.31	(0.09)
Bargain purchase gain	n	—	—	(0.12)	—
Contingent liability adjustments	n	0.40	0.12	0.46	0.29
Acquisition related amounts	n	0.17	0.03	0.20	0.01
Preferred stock dividends	q	0.05	0.06	0.21	0.23
Pre-tax Economic Income (Loss) per common share (diluted)		3.47	4.45	13.12	10.83
Economic income tax expense		(0.78)	—	(3.35)	—
Preferred stock dividends		(0.05)	(0.06)	(0.21)	(0.23)
Economic income (Loss) per common share (diluted)		2.64	4.39	9.57	10.60
Add back: Depreciation and amortization expense, net of taxes		0.13	0.19	0.44	0.77
Economic Operating Income (Loss) per common share (diluted)		$2.77	$4.58	$10.01	$11.37
Note: Amounts may not add due to rounding.

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on Economic Operating Income (Loss). These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Proceeds presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Proceeds presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Brokerage within Economic Proceeds included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs, distribution and other fees: Economic Proceeds and Economic Interest Expense are net of fund start-up costs and distribution fees paid to agents and other debt service costs.
e	Certain equity method investments: Economic Proceeds and Economic Expenses recognize the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Investment income - Carried interest allocation for US GAAP. The Company presents carried interest as Incentive Income Economic Proceeds.
g	Proprietary trading, interest and dividends: Economic Proceeds presents interest and dividends from the Company's proprietary trading in investment income.
h	Insurance related activities expenses: Economic Proceeds presents underwriting income from the Company's insurance and reinsurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Brokerage Proceeds presents gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities while these are presented in Investment income - Securities principal transactions, net for US GAAP reporting.
j	Associated partner/banker compensation reclassification: Economic Compensation Expense presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic Expenses non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Pre-tax Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Pre-tax Economic Income (Loss) excludes acquisition related adjustments (including bargain purchase gain and contingent liability adjustments).
o	Pre-tax Economic Income (Loss) excludes US GAAP income taxes.
p	Pre-tax Economic Income (Loss) excludes gain/(loss) on debt extinguishment and accelerated debt costs.
q	Pre-tax Economic income (Loss) excludes preferred stock dividends.
r	Economic Income (Loss) excludes goodwill and other impairments.

Earnings Conference Call

Management will hold a conference call today, February 16, 2022, at 9:00 am ET to discuss these results and provide an update on business conditions.

Chair and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 6494378

Please call the conference telephone number at least 15 minutes prior to the start time.

The call can also be accessed through live audio webcast via this direct link:                     http://edge.media-server.com/mmc/p/routwm76

A replay of the call will be available for one week beginning at 12:00 pm ET on February 16, 2022 on the Company’s website at investor.cowen.com/investor-calls or via the following numbers:

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 6494378

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm offering investment banking services, research, sales and trading, prime brokerage, global clearing, commission management services and investment management. Cowen focuses on delivering value-added capabilities to our clients in order to help them outperform. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.